                             DEFERRED FEE AGREEMENT
                             ----------------------

     AGREEMENT dated __________ __, 2008, between the Fund (as hereinafter defined) and ___________________, hereinafter called the "Trustee."

     WHEREAS, the Trustee is a trustee of the Fund; and

     WHEREAS, the Fund desires to offer incentives to retain the services of the Trustee; and

     WHEREAS, the Fund has agreed to pay fees to the Trustee for services as a Trustee of the Fund; and

     WHEREAS, the Trustee desires to defer receipt of said fees in the manner described in this Agreement;

     NOW, THEREFORE, the Fund and the Trustee agree as follows:

     1. Election of Deferment. The Trustee hereby irrevocably elects to defer
        ---------------------
receipt of the amount or percentage set forth in Schedule I hereto of all retainer fees and fees for attendance at meetings (including fees relating to services as Chair or member of any Committee of the Fund's Board of Trustees) which would otherwise be paid in cash to the Trustee (the "Fees") with respect to services of the Trustee to be performed subsequent to the end of the calendar year during which this election is made.

          A. This election is intended to comply with the requirements of
     Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and shall continue in effect with respect to Fees earned for each calendar year subsequent to the end of the calendar year in which this election is made unless, prior to January 1 of the year in question, Trustee shall have filed with the Treasurer of the Fund (the "Treasurer") a written revocation of this election and/or a superseding election. Fees deferred pursuant to this Agreement shall be hereinafter called the "Deferred Fees." Any Fees in excess of the Deferred Fees in any fiscal quarter shall be paid to the Trustee in accordance with the terms of the agreement or arrangement under which such Fees became payable to the Trustee.

          B. Notwithstanding anything in the foregoing, an individual who first becomes a Trustee after the beginning of a calendar year may, within thirty
     (30) days of initial eligibility, elect to defer eligible compensation for the remainder of such year by executing an irrevocable deferral election on a form prescribed by the Treasurer with respect to his or her eligible compensation in respect of services to be performed during the remainder of the calendar year following such election. An individual who already participates or is eligible to participate in (including, except to the extent otherwise provided in Section 1.409A-2(a)(7) of the Treasury regulations, an individual who has any entitlement, vested or unvested, to payments under) any other nonqualified deferred compensation plan that would be required to be aggregated with the Agreement for purposes of
     Section 1.409A-1(c)(2) of the Treasury regulations shall not be treated as eligible for the mid-year election rules of this Section 1.B with respect to the Agreement, even if he or she had never previously been eligible to participate in this Agreement itself.

     2. Trustee's Deferment Account. For bookkeeping purposes only, the Fund
        ---------------------------
shall establish and maintain an account for the Trustee (the "Trustee's Deferment Account") to which the following credits and debits shall be made:

          A. On or about the last day of the month following the quarterly meeting of the Trustees (the "Normal Payment Date"), the Trustee's Deferment Account shall be credited with the amount of any Deferred Fees that would otherwise normally be paid to the Trustee. Solely for purposes of calculating the balance standing to the credit of the Trustee's Deferment Account from time to time, and without any requirement of actual investment or payment by the Fund, such Deferred Fees shall be assumed to have been invested (without payment of a sales charges) in Class A shares of common stock under a contract issued by the Fund ("Shares") as of the opening of business on the Normal Payment Date, in accordance with the allocation set forth in Schedule I attached hereto, provided that the Trustee may allocate the Trustee's Deferment Account among no more than five (5) portfolios. In selecting portfolios for measurement of hypothetical return, a Trustee may also select the Asset Allocation Portfolios (as hereinafter defined) of Metropolitan Series Fund, Inc. (a separately SEC-registered investment company offering fund of funds which invest in certain series of the Trust). The Asset Allocation Portfolios of Metropolitan Series Fund, Inc. consist of MetLife Conservative Allocation Portfolio, MetLife Conservative to Moderate Allocation Portfolio, MetLife Moderate Allocation Portfolio, MetLife Moderate to Aggressive Allocation Portfolio and MetLife Aggressive Allocation Portfolio as well as the BlackRock Money Portfolio.

          B. Prior to the commencement of each calendar quarter, the Trustee will have the option to reallocate, for hypothetical investment purposes, Deferred Fees earned beginning in the subsequent quarter and/or the balance of the existing Trustee's Deferment Account among new portfolios, subject to the five-portfolio maximum prescribed in Section 2.A. above. Notice of any such reallocation must be delivered to the Treasurer at least 15 days prior to the commencement of the calendar quarter in question. If Deferred Fees for any calendar quarter are directed to be allocated among portfolios that include any that are different (each, a "New Portfolio") than the portfolios in which the Trustee's Deferment Account were hypothetically invested at the time of such election, except as the Treasurer of the Fund may otherwise determine, the entirety of the Trustee's Deferment Account shall be allocated for hypothetical purposes, effective as of the first day of such quarter, among the portfolios selected for the hypothetical investment of Deferred Fees for such quarter, in the same proportion as the allocation of Deferred Fees for such quarter.

          C. If the Shares shall at any time be changed by recapitalization, consolidation, combination, stock dividend or split, reverse stock split, conversion, or similar change in capitalization, the Fund shall make appropriate equitable adjustments in the number and nature of Shares deemed credited to the Trustee's Deferment Account, consistent with the changes being made to such Shares, such that the hypothetical investment in the Shares subject to such change shall continue, from the date of the change, as a hypothetical investment in such portfolio, and, solely for purposes of calculating the balance standing to the credit of the Trustee's Deferment Account from time to time, any dividends or distributions which would not have originally been paid in Shares shall be assumed to have been reinvested in additional Shares at the times and in the manner prescribed by the Fund's general procedures for automatic reinvestment.

          D. The Trustee's Deferment Account shall be credited in the amount of any appreciation, and shall be debited in the amount of any depreciation, in the value of all Shares assumed to have been acquired through hypothetical investment of Deferred Fees and hypothetical reinvestment in Shares of dividends or distributions assumed to have been paid with respect to such hypothetical investment, as determined from time to time by the Fund in accordance with its general procedures for valuing the Fund's net assets.

          E. The Treasurer of the Fund is authorized to reallocate the amount of the hypothetical investment in any portfolio in the Fund to the other portfolios designated by the Trustee on Schedule I if, pursuant to approval of the Board of Trustees, the portfolio (but not the Fund) is liquidated. Each such hypothetical investment to be reallocated shall be reallocated in proportion to each of the hypothetical investments in the other portfolios designated by the Trustee on Schedule I. If no other portfolio has been designated by the Trustee, the Treasurer of the Fund is authorized to transfer the amount of the hypothetical investment in the liquidating portfolio to the Money Market Portfolio of the Metropolitan Series Fund, Inc (the "Money Market Portfolio").

          F. If a portfolio of the Fund merges with a portfolio of another fund that has separately registered with the U.S. Securities and Exchange Commission (the "SEC"), the Trustee will have the option to reallocate by way of notice to the Treasurer any Deferred Fees allocated to such portfolio. If no portfolio is designated by the Trustee for reallocation, the Treasurer of the Fund is authorized to transfer the amount of the hypothetical investment in the merging portfolio to the Money Market Portfolio. If a portfolio of the Fund merges with another portfolio of the same Fund (i.e., it has not separately registered with the SEC), the Trustee will have the option to reallocate by way of notice to the Treasurer any Deferred Fees allocated to such portfolio. If no portfolio is designated by the Trustee for reallocation, such Deferred Fees will be reallocated to the surviving portfolio.

     As a result of the foregoing provisions of this Section 2, the amount standing to the credit of the Trustee's Deferment Account at any time shall be equal to the value of a hypothetical investment, made at the times prescribed above, of the Deferred Fees in Shares, subject to debits to the Trustee's Deferment Account as provided in Section 3.B or 3.D and assuming automatic reinvestment of all dividends and distributions which would have been paid by the Fund on account of such investment (other than dividends or distributions which would have originally been paid in Shares). When used herein with respect to Shares or dividends and distributions reinvested in Shares, the term "value" shall refer to the net asset value of such Shares as determined by the Fund from time to time in accordance with its general procedures for such determinations. The Trustees shall at any time be considered fully vested in such Trustees' Deferment Account.

     3. Payments to the Trustee or his Beneficiary. The Fund shall pay the
        ------------------------------------------
balance of a Trustee's Deferment Account to the Trustee or the Trustee's beneficiary as follows and shall make appropriate debits to the Trustee's Deferment Account to reflect these payments:

          A. Maturity of the Trustee's Deferment Account. The Trustee's Deferment Account shall mature upon the first to occur of the following events:

          (1) On January 1 of the calendar year following the calendar year in which the Trustee separates from service, including without limitation, by reason of death; or

          (2) Unless the Treasurer of the Fund otherwise determines, in the circumstances described in and subject to the rules specified in
               Section 1.409A-3(j)(4)(ix) of the Treasury regulations.

          B. Payment to the Trustee. Trustee hereby elects to have Deferred
             ----------------------
     Fees, including all income, gains and losses credited or charged with respect thereto, paid in the following form (one form of payment should be marked with an "x"):

               [_]  In a lump sum, as described below;

               [_] In installment payments over five years (a "Five Year Payment Plan"), as described below; or

               [_] In installment payments over ten years (a "Ten Year Payment Plan"), as described below.

          Except as provided below, such election as to the form of payment shall continue in effect for the calendar year in which the election becomes effective and for subsequent years. If the Trustee has selected a lump sum payment, within fifteen (15) days after the maturity of the Trustee's Deferment Account, the Fund shall pay to the Trustee, if living, cash in an amount equal to the balance standing to the credit of the Trustee's Deferment Account as of the date of maturity.

          If the Trustee has elected the Five Year Payment Plan, within fifteen
          (15) days after the maturity of the Trustee's Deferment Account, the Fund shall pay to the Trustee, if living, cash in an amount equal to 20.00% of the balance standing to the credit of the Trustee's Deferment Account as of the date of maturity. No later than January 15 of each of the first four years following the year in which the first payment shall have been made, the Fund shall pay the Trustee, if living, cash in amounts equal to the following percentages of the balance standing to the credit of the Trustee's Deferment Account on January 1 of the year in question:

Years Following
 First Payment                                                        Percentage
-------------------------------------------------------------------   ----------
First                                                                    25.00%
Second                                                                   33.33%
Third                                                                    50.00%
Fourth                                                                  100.00%

          If the Trustee has elected the Ten Year Payment Plan, within fifteen
          (15) days after the maturity of the Trustee's Deferment Account, the Fund shall pay to the Trustee, if living, cash in an amount equal to 10.00% of the balance standing to the credit of the Trustee's Deferment Account as of the date of maturity. No later than January 15 of each of the first nine years following the year in which the first payment shall have been made, the Fund shall pay the Trustee, if living, cash in amounts equal to the following percentages of the balance standing to the credit of the Trustee's Deferment Account on January 1 of the year in question:

Years Following
 First Payment                                                        Percentage
-------------------------------------------------------------------   ----------
First                                                                    11.11%
Second                                                                   12.50%
Third                                                                    14.29%
Fourth                                                                   16.67%
Fifth                                                                    20.00%
Sixth                                                                    25.00%
Seventh                                                                  33.00%
Eighth                                                                   50.00%
Ninth                                                                   100.00%


          C. Change in Payment Plan. A Trustee who has specified a payment date
             ----------------------
(the "original payment date") for any amount deferred under section 3.B of this Agreement may elect to postpone payment of such amount provided that (i) such election is made irrevocably not later than twelve (12) months in advance of the original payment date and does not take effect until at least twelve (12) months after such election, and (ii) designates a new payment date that is not sooner than five (5) years after the original payment date. However, a Trustee that otherwise meets the requirements of this section 3.C may only elect to have postponed payments paid in accordance with a payment plan described in section 3.B of this Agreement; provided, however, that a Trustee that initially elects to -------- ------- be paid in (i) a lump sum may only elect to have postponed payments paid in a lump sum or in accordance with the Five Year Payment Plan, in each case all the payments of which must be paid within ten years of the original payment date, (ii) accordance with the Five Year Payment Plan may only elect to have postponed payments paid in a lump sum or in accordance with the Five Year Payment Plan, in each case all the payments of which must be paid within ten years of the original payment date, and (iii) accordance with the Ten Year Payment Plan may only elect to have postponed payments paid in a lump sum or in accordance with the Five Year Payment Plan, in each case all the payments of which must be paid within ten years of the original payment date. For the avoidance of doubt, if a Trustee elects to postpone payments under this section 3.C, the postponed lump sum payment or first installment payment date must be no sooner than five

(5) years after the original payment date, and subsequent installments, if any, will be paid in accordance with the schedule in section 3.B taking into account the later initial payment. For purposes of this Agreement, installment payments paid under this Agreement will be treated as a single payment within the meaning of Section 1.409A-2(b)(2) of the Treasury regulations.

          D. Separation From Service. For purposes of this Agreement, the term
             -----------------------
     separation from service shall mean a "separation from service" (as defined at Section 1.409A-1(h) of the Treasury regulations) from the Fund and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Fund under Section 1.409A-1(h)(3) of the Treasury regulations.

          E. Payment to the Trustee's Beneficiary. If the Trustee dies before
             ------------------------------------
     any payment or all payments set forth in Section 3.B shall have been made, the Fund shall pay to the Trustee's beneficiary (as designated by the Trustee on the form attached hereto as Exhibit A), on each date that the Trustee would have otherwise received a payment under Section 3.B, cash in amounts equal to such payment that the Trustee would have otherwise received under Section 3.B.

          F.Calculation of Balance and Debits to Reflect Payment. As provided in
            ----------------------------------------------------
     Section 2 hereof, the balance standing to the credit of the Trustee's Deferment Account at any time shall be the value of all Shares assumed to have been acquired as aforesaid, such value to be determined as of the close of business on that date. Whenever any Deferred Fee payment is made hereunder, a debit shall be made to the Trustee's Deferment Account to reflect such payment, and the total number of Shares assumed to have been so acquired shall be reduced by that number of Shares whose aggregate value as of the date of maturity or, in the case of installment payments, as of the applicable January 1 of the year in question, is equal to the amount of such payment.

     4. Nature of Claim for Payments. The Fund shall not be required to set
        ----------------------------
aside, segregate or deposit any funds or assets of any kind to meet any of its obligations hereunder. All obligations of the Fund hereunder shall be reflected by book entries only, and neither the Trustee nor any beneficiary shall have any rights on account of this Agreement in or to any specific assets of the Fund. Any rights that the Trustee and any beneficiary may have on account of this Agreement shall be solely those of a general, unsecured creditor of the Fund.

     5. Restriction on Alienation. Neither the Trustee nor any beneficiary nor
        -------------------------
any next-of-kin shall have any right to sell, assign, transfer or otherwise convey the rights to receive payments hereunder, in whole or in part, whether voluntarily or involuntarily, which payments and the rights thereto are expressly declared to be non-assignable and non-transferable.

     6. Section 409A of the Code. This Agreement is intended to comply with the
        ------------------------
requirements of Section 409A of the Code and guidance issued thereunder and shall be construed accordingly. Notwithstanding anything to the contrary in this Agreement, neither the Fund nor any person acting on behalf of the Fund shall be liable to the Trustee or to his or her estate or beneficiary by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of this Agreement to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code.

     7. Successors. This Agreement shall be binding upon and shall inure to the
        ----------
benefit of the Fund, its successors and assigns and the Trustee, his personal representatives, designated beneficiary and next-of-kin.

     8. Execution by More Than One Fund; Separate Agreements. Where this
        ----------------------------------------------------
document has been executed by more than one corporation or other legal entity designated below as the "Fund," each such corporation or legal entity and the Trustee shall be deemed to have entered into a wholly separate agreement relating exclusively to the payment of Deferred Fees by such corporation or legal entity. Such corporation or legal entity shall be considered the "Fund" for all purposes of such separate agreement, and in no event shall such corporation or legal entity have any responsibility for the payment of Deferred Fees or any other obligation on the part of any other such corporation or legal entity arising under its separate agreement with the Trustee.

         Signed and sealed on the date first above written.

         -------------------------------------
         By:

         Print Name of Trustee:
                                -----------------------

Each, of the following, a Fund
------------------------------

         By:  Met Investors Series Trust.*

                  By:
                      -----------------------

* A copy of the Agreement and Declaration of Trust establishing Met Investors Series Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this separate Agreement is executed on behalf of the Trust by an officer of such Trust as an officer and not individually and the obligations of or arising out of this separate Agreement are not binding upon any of the Trustees, officers or shareholders of such Trust individually but are binding only upon the assets and property belonging to the indicated series of such Trust.

Exhibit A
---------

                           DESIGNATION OF BENEFICIARY
                           --------------------------

                                                              ________ ___, 2008

To the Treasurer of the Fund Designated
in Those Certain Separate Deferred Fee
Agreement Dated between the Undersigned
and Each Such Fund

5 Park Plaza, suite 1900
Irvine, California 92614

Dear Sir or Madam:

     In accordance with the provisions of each of the above-referenced Deferred Fee Agreements, I hereby designate __________________ as my beneficiary to receive payments thereunder in the event of my death before payments in full thereunder have been made. In the event that the said beneficiary pre-deceases me, I hereby designate as beneficiary, in his/her stead, ________________.

                                   Yours truly,


                                   ---------------------------
                                   By:

Schedule I

                                December 31, 2008
              Met Investors Series Trust Deferred Compensation for
              ----------------------------------------------------

                                 (the "Trustee")

Fees to be Deferred (choose either                 Allocation of Deferred Fees*
a percentage or total dollar amount):              (A MAXIMUM OF FIVE
   _______% or $_______                            PORTFOLIOS MAY BE DESIGNATED)

                                                   Approximate
Fees to be Deferred (choose either                 Allocation of Deferred Fees*
a percentage or total dollar amount):              (A MAXIMUM OF FIVE
_______%   or   $_______                           PORTFOLIOS MAY BE DESIGNATED)

                                                       Approximate Percentage of
                                                      --------------------------
                                                       Dollars     Deferred Fees
                                                      ---------   --------------
American Funds Balanced Allocation Portfolio          $________   _____________%
American Funds Bond Portfolio                         $________   _____________%
American Funds Growth Allocation Portfolio            $________   _____________%
American Funds Growth Portfolio                       $________   _____________%
American Funds International Portfolio                $________   _____________%
American Funds Moderate Allocation Portfolio          $________   _____________%
Met/AIM Capital Appreciation Portfolio                $________   _____________%
Met/AIM Small Cap Growth Portfolio                    $________   _____________%
Batterymarch Growth and Income Portfolio              $________   _____________%
BlackRock High Yield Portfolio                        $________   _____________%
BlackRock Large Cap Core Portfolio                    $________   _____________%
Clarion Global Real Estate Portfolio                  $________   _____________%
Dreman Small Cap Value Portfolio                      $________   _____________%
Met/Franklin Income Portfolio                         $________   _____________%
Met/Franklin Mutual Shares Portfolio                  $________   _____________%
Met/Franklin Templeton Founding Strategy Portfolio    $________   _____________%
Goldman Sachs Mid Cap Value Portfolio                 $________   _____________%
Harris Oakmark International Portfolio                $________   _____________%
Janus Forty Portfolio                                 $________   _____________%
Lazard Mid Cap Portfolio                              $________   _____________%
Legg Mason Partners Aggressive Growth Portfolio       $________   _____________%
Legg Mason Partners Managed Assets Portfolio          $________   _____________%
Legg Mason Value Equity Portfolio                     $________   _____________%
Loomis Sayles Global Markets Portfolio                $________   _____________%
Lord Abbett Bond Debenture Portfolio                  $________   _____________%
Lord Abbett Growth and Income Portfolio               $________   _____________%
Lord Abbett Mid Cap Value Portfolio                   $________   _____________%

MetLife Aggressive Strategy Portfolio                 $________   _____________%
MetLife Balanced Strategy Portfolio                   $________   _____________%
MetLife Defensive Strategy Portfolio                  $________   _____________%
MetLife Growth Strategy Portfolio                     $________   _____________%
MetLife Moderate Strategy Portfolio                   $________   _____________%
MFS Emerging Markets Equity Portfolio                 $________   _____________%
MFS Research International Portfolio                  $________   _____________%
Oppenheimer Capital Appreciation Portfolio            $________   _____________%
PIMCO Inflation Protected Bond Portfolio              $________   _____________%
PIMCO Total Return Portfolio                          $________   _____________%
Pioneer Fund Portfolio                                $________   _____________%
Pioneer Strategic Income Portfolio                    $________   _____________%
Rainier Large Cap Equity Portfolio                    $________   _____________%
RCM Technology Portfolio                              $________   _____________%
SSgA Growth and Income ETF Portfolio                  $________   _____________%
SSgA Growth ETF Portfolio                             $________   _____________%
T. Rowe Price Mid Cap Growth Portfolio                $________   _____________%
Met/Templeton Growth Portfolio                        $________   _____________%
Third Avenue Small Cap Value Portfolio                $________   _____________%
Turner Mid Cap Growth Portfolio                       $________   _____________%
Van Kampen Comstock Portfolio                         $________   _____________%
Van Kampen Mid Cap Growth Portfolio                   $________   _____________%

THE FOLLOWING ARE SERIES OF METROPOLITAN SERIES FUND, INC.

BlackRock Money Market Portfolio                      $________   _____________%
MetLife conservative Allocation Portfolio             $________   _____________%
MetLife Conservative to Moderate Allocation
Portfolio                                             $________   _____________%
MetLife Moderate Allocation Portfolio                 $________   _____________%
MetLife Moderate to Aggressive Allocation
Portfolio                                             $________   _____________%
MetLife Aggressive Allocation Portfolio               $________   _____________%


   Total Allocation                                   $________       100%
   ----------------

* Compensation other than the annual retainer and quarterly fees (for example fees for special meetings) shall be deferred in accordance with the percentages set forth above.